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Exhibit 5.7

CONSENT OF EXPERTS

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Yamana Gold Inc. on our report "Chapada Copper-Gold Project, Goias State, Brazil — Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators" dated August 2004. We also consent to the reference to us under the heading "Experts" in the Annual Information Form incorporated by reference in this Registration Statement.

INDEPENDENT MINING CONSULTANTS INC.
	By:	/s/ MICHAEL G. HESTER
Name: Michael G. Hester Title: Vice President
Date: June 15, 2005

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CONSENT OF EXPERTS